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                                                                   EXHIBIT 10.13

                                   EXHIBIT A

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THE OPTIONS GRANTED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     THIS STOCK OPTION AGREEMENT, dated as of this 31st day of July, 1997, by and between Cummings Point Industries, a corporation existing under the laws of the State of Delaware (hereinafter referred to as "NATCO") and Nathaniel A. Gregory (hereinafter referred to as "the Executive").

                              W I T N E S S E T H
                              -------------------

     WHEREAS, the Executive and a subsidiary of NATCO entered into an employment agreement dated March 15, 1994, as amended on the 31st day of July, 1996 (the "Previous Employment Agreement"), under which the Executive has agreed to employment by such subsidiary under certain terms and conditions, and under which the Executive is entitled to certain compensation, including various provisions for special bonus compensation, under certain terms and conditions;

     WHEREAS, the Executive and NATCO wish to update, clarify, and amend the Previous Employment Agreement, primarily to substitute employment by NATCO in place of existing employment by a subsidiary, to specify terms and conditions for such employment and for Executive's compensation, including various provisions for special bonus compensation, and to further modify other provisions as necessary;

     WHEREAS, the Executive and NATCO are therefore simultaneously herewith entering into an Employment Agreement (the "Employment Agreement") which supersedes the Previous Employment Agreement;

     WHEREAS, the Executive and NATCO entered into a stock option agreement dated March 15, 1994, as amended on the 31st day of July, 1996 (the "Previous Stock Option Agreement"), under which the Executive received options to purchase shares of common stock in a subsidiary of NATCO under certain terms and conditions;

     WHEREAS, the Executive and NATCO wish to update, clarify and amend the Previous Stock Option Agreement, primarily to substitute options to purchase shares of common stock in NATCO in place of existing options to purchase subsidiary stock, to specify terms and conditions for such options and to further modify other provisions as necessary;

     and WHEREAS, in order to provide the Executive with an incentive to devote his best skills and efforts to the success of NATCO, NATCO deems it to be in its best interests to provide the Executive with Options to purchase shares of NATCO;

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     NOW, THEREFORE, in consideration of the representations, warranties, covenants and conditions herein and in the Employment Agreement contained, the parties hereto hereby agree as follows:

     1.   Options.

     (a) Subject to the terms and upon the conditions contained herein, the Executive shall have the right, privilege, and option to purchase 416,666 shares of common stock of NATCO at a purchase price of $1.96 per share (the "First Option"). The Executive may partially exercise the First Option.

     (b) Subject to the terms and upon the conditions contained herein, the Executive shall have the additional right, privilege, and option to purchase 138,889 shares of common stock of NATCO at a purchase price of $4.77 per share (the "Second Option"). The Executive may partially exercise the Second Option.

     (c) Subject to the terms and upon the conditions contained herein, the Executive shall have the additional right, privilege, and option to purchase 123,272 shares of common stock of NATCO at a purchase price of $6.71 per share (the "Third Option"). The Executive may partially exercise the Third Option.

     (d) If, at any time during the Period of Active Employment, capital is raised by NATCO through the offer and sale of Equity Securities to an Unaffiliated Party, the Executive shall have the option to purchase Equity Securities of the type being offered and sold equivalent to an additional five
(5) percent of the aggregate amount of Equity Securities being sold to Unaffiliated Parties other than the Executive at a purchase price equal to the purchase price at which such Equity Securities are sold (the "Fourth Option", and together with the First, Second and Third Option, the "Options"). For purposes of this Section 1(d), an "Unaffiliated Party" is any person other than Capricorn Investors, L.P., or Capricorn Investors II, L.P., or any of their affiliates, and "Equity Securities" shall mean any stock or similar security or any security convertible, with or without consideration, into such security, or carrying any warrant, option or right to subscribe for or purchase such a security, or any such warrant, option or right. The Executive may exercise this option in whole or in part.


     (e) If subsequent to the date of this Agreement the Company shall declare and pay any stock dividend or shall divide or combine the outstanding Common Stock through any stock split, stock combination or other recapitalization, the number of shares and purchase price for shares under the Options shall be appropriately adjusted to reflect such stock dividend, stock split, stock combination or other recapitalization.

     (f) If the Company shall at any time issue (i) shares of common stock (other than common stock issued to the Company's employees and directors pursuant to stock option agreements), (ii) rights or warrants to subscribe for or purchase shares of common stock (other than options issued to the Company's employees and directors) or other securities of the Company convertible into or exchangeable for shares of common stock ("Convertible Securities"), or (iii) Convertible Securities, in each case at a purchase, exercise or conversion price per share (taking into account, in cases (ii) and (iii), any consideration received by the Company for such rights, warrants or Convertible Securities, the value of such consideration, if


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other than cash, to be determined in good faith by the Board of Directors) less than the fair value or average market price per share of the common stock on the applicable record date (in cases where the issuance is to all shareholders) or issuance date (in other cases), then in each such case, the number of shares thereafter issuable upon exercise of the Options after such record or issuance date, as the case may be, shall be determined by multiplying the number of shares issuable upon exercise of the Options on the date immediately preceding such record or issuance date, as the case may be, by a fraction, the numerator of which shall be the sum of the number of shares of common stock outstanding on such record or issuance date and the number of additional shares of common stock so offered for subscription or purchase in connection with such rights or warrants or issuable upon conversion of such Convertible Securities, and the denominator of which shall be the sum of the number of shares of common stock outstanding on such record or issuance date and the number of shares of common stock which the aggregate offering price of the total number of shares so offered or so issuable would purchase at such average market price; provided, however, if all the shares of common stock offered in cases (i), (ii) or (iii), as the case may be, are not delivered (whether upon their offering, the exercise of such rights or warrants or the conversion of such Convertible Securities) upon the termination of the offering or the expiration of such rights or warrants or the conversion option of such Convertible Securities, as the case may be, the number of shares issuable upon exercise of the Options shall thereafter be readjusted to the number of shares which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of common stock actually delivered rather than upon the number of shares of common stock offered for subscription or purchase or issuable upon conversion. Such adjustment shall be made whenever common stock or any such rights, warrants or Convertible Securities are issued to all holders of the common stock, and shall become effective, as the case may be, on the date of issuance or retroactive to the record date for determination of shareholders entitled to receive the common stock or such warrants, rights or Convertible Securities.

    2.    TIME OF EXERCISE OPTIONS.

    Subject to the terms and upon the conditions contained herein, the Options may be exercised at any time prior to the earlier to occur of termination of the Options pursuant to Section 5 hereof and (i) seven (7) years from the 31st day of July 1996 in the case of the First and Second Options, (ii) seven (7) years from the 31st day of July 1997 in the case of the Third Option, or (iii) seven
(7) years from the date on which Equity Securities are sold in the case of the Fourth Option (the "Option Period").

    3.    METHOD OF EXERCISE.

    (a) The Options may be exercised only within the Option Period and only (1) by notice in writing of the Executive's exercise of the Options, delivered to the Chief Financial Officer of NATCO or mailed by registered or certified mail, return receipt requested, postage pre-paid, addressed to the Chief Financial Officer of NATCO, c/o National Tank Company, Brookhollow Central III, Suite 750, 2950 North Loop West, Houston, Texas 77092, and (2) by contemporaneous payment to NATCO of the full amount of the purchase price of the common stock being purchased by the Executive pursuant to these Options (together with any amount which is necessary to satisfy any applicable federal, state or local tax requirements), by certified check or official bank check payable to the order of NATCO.


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     (b)  NATCO may require of the Executive at the time the Options are exercised, that the Executive make or enter into representations and agreements as may be necessary or desirable, in the opinion of NATCO, in order to assure compliance with the terms of this Stock Option Agreement and all applicable federal and state securities laws and stock exchange regulations.

     (c) NATCO shall make immediate delivery of all shares purchased by the Executive upon the exercise of the Option, provided that if any law or regulation requires NATCO to take any action with respect to the shares being purchased by the Executive pursuant to these Options, then the date of delivery of such shares shall be extended for the period necessary to take such action.

     4.   STOCKHOLDERS AGREEMENT.

     In the event the Executive exercises the Options and purchases shares of common stock of NATCO, the Executive shall be subject to the terms of the Stockholders Agreement dated the 30th day of June, 1997, by and among Capricorn Investors, L.P., Capricorn Investors II, L.P. and Cummings Point Industries, Inc., attached hereto as Exhibit B.

     5.   TERMINATION OF OPTIONS.

     (a) The Options, to the extent not heretofore exercised, shall terminate and cease to be exercisable on the date on which the first of the following events occurs:

          (l) one year after the termination of the Executive's employment with NATCO pursuant to Section 1(e)(l) or Section 1(e)(2) of the Employment Agreement;

          (2) the termination of the Executive's employment with NATCO pursuant to Section 11(a) of the Employment Agreement;

          (3) the sale of all of the common stock of NATCO to any party or parties other than the Executive, regardless of whether such sale is effected in a single transaction or a series of related or unrelated transactions and provided that NATCO gives the Executive written notice at least 30 days prior to any transaction that would result in the termination of the Executive's Options pursuant to this Section 5(a)(3); or

          (4) expiration of the Option Period as provided in Section 2 of this Stock Option Agreement.

     6.   NON-TRANSFERABILITY OF OPTIONS.

     The Options may not be sold, hypothecated, transferred or otherwise disposed of, and may only be exercised by the Executive, or his estate provided that the estate exercises such Options within two years of the Executive's death. If the Executive's estate exercises the Options, the estate shall be bound by all conditions, restrictions, and limitations that otherwise would have applied to the Executive had the Executive exercised the Options.





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     7.   NO RIGHTS AS STOCKHOLDER.

     The Executive shall have none of the rights of a stockholder of NATCO with respect to any of the shares of common stock issuable under the Options unless and until such shares of common stock have been purchased by the Executive in accordance with the terms and conditions of this Stock Option Agreement.

     8.   REPRESENTATION AS TO INVESTMENT.

     The Executive represents and warrants to NATCO that all shares purchased under this Stock Option Agreement shall be acquired for the Executive's own account and not with a view to distribution. The Executive acknowledges that the Executive may not sell, assign, transfer or otherwise dispose of any shares purchased under this Stock Option Agreement, or of any of his right, title or interest therein, in the absence of either a registration statement under the Securities Act of 1933, as amended (the "Act") or an exemption from the registration provisions of the Act, and agrees that certificates representing the shares may contain a legend to such effect. The exercise of these Options and the delivery of shares hereunder is contingent upon NATCO being furnished by the Executive with a statement in writing at the time of such exercise confirming the accuracy of the foregoing representation and warranty.

     9.        NOTICE.

     All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive, to him at:

     Nathaniel A. Gregory
     Frost Road
     Greenwich, Connecticut 06830

     If to NATCO, to it at:
     Cummings Point Industries
     30 East Elm Street
     Greenwich, Connecticut 06830
     Attention: President

     With a copy to:

     O'Melveny & Myers
     Citicorp Center
     153 East 53rd Street
     New York, New York 10022-4611
     Attention: Drake Tempest, Esq.





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     With a further copy to:

     Vinson & Elkins (to be provided)

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications hereunder (including without limitation, notice of the Executive's election to purchase the Options) shall be effective when actually received by the addressee.

     10.  Amendment.

     This Stock Option Agreement may only be modified, supplemented or amended by a written instrument executed by the party against whom which enforcement of such modification, supplement or amendment is sought.

     11.  Headings.

     The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Stock Option Agreement.

     12.  Governing Law.

     This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws.

     In witness whereof, the parties hereto have executed this Agreement as of the date first above written.


CUMMINGS POINT INDUSTRIES                  NATHANIEL A. GREGORY

By /s/ Herbert S. Winokur                  /s/ Nathaniel A. Gregory
   ----------------------------            ----------------------------------
Title:
       ------------------------


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                                 AMENDMENT NO. 1

                                       TO

                             STOCK OPTION AGREEMENT


         This AMENDMENT NO. 1 (this "Amendment") to that certain STOCK OPTION AGREEMENT (the "Stock Option Agreement") dated as of July 31, 1997 by and between Cummings Point Industries, Inc. (now NATCO Group Inc.), a Delaware corporation ("NATCO") and Nathaniel A. Gregory (the "Executive") is itself dated as of May __, 1998 by and between NATCO and the Executive.

                                    RECITALS:

         As of July 31, 1997, NATCO and the Executive entered into an Employment Agreement (the "Employment Agreement") that amended and restated a prior employment agreement between NATCO and the Executive dated as of July 31, 1996.

         In connection with the execution and delivery of the Employment Agreement, NATCO and the Executive entered into the Stock Option Agreement which amended and restated a prior stock option agreement between NATCO and the Executive dated as of July 31, 1996.

         NATCO is currently planning to effect an initial public offering of its common stock, par value $0.01 per share (the "Common Stock") and NATCO and the Executive have determined that certain provisions of the Stock Option Agreement, while appropriate in the context of a privately owned company, are inconsistent with the Executive's responsibilities as the chief executive officer of a publicly owned company.

         Accordingly, the Executive is voluntarily agreeing to delete those provisions from the Stock Option Agreement effective as of the Effective Date (as hereinafter defined).

         NOW, THEREFORE, the parties hereto, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, agree as follows:

         1. Amendments. Effective as of the Effective Date, the Stock Option Agreement shall be amended in the following respects:

                  (a) The first sentence of subsection (c) of Section 1 of the Stock Option Agreement is hereby amended so as to be and read, in its entirety, as follows:



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                  "Subject to the terms and upon the conditions contained
                  herein, the Executive shall have the additional right, privilege and option to purchase 123,272 shares of common stock of NATCO at a purchase price of $6.71 per share (the "Third Option", and, together with the First and Second Options, the "Options")."

                  (b) Subsection (d) of Section 1 of the Stock Option Agreement is hereby deleted in its entirety from the Stock Option Agreement and such provision shall, from and after the Effective Date, be null and void and of no further force or effect.

         2.       Definitions.

                  (a) "Commission" shall mean the United States Securities and Exchange Commission.

                  (b) "Effective Date" shall mean the effective date, as ordered by the Commission, of that certain Registration Statement on Form S-1 filed by NATCO with the Commission with respect to the offering, sale and delivery of the Common Stock to be sold in the Initial Public Offering.

         3. Confirmation of Other Provisions. The parties hereto confirm that each provision of the Stock Option Agreement, other than those expressly amended hereby, is hereby ratified and shall remain in full force and effect.

         4. Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Amendment.

         In Witness Whereof, the parties hereto have executed this Amendment as of the date first above written.

                                      NATCO GROUP INC.
                                      (formerly Cummings Point Industries, Inc.)



                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------


                                      ------------------------------------------
                                                 Nathaniel A. Gregory